     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 17, 2005


                                                             FILE NO. 333-118974
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 3 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                      GENERAL ELECTRIC CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)

                        DELAWARE                                                 13-1500700
                (State of incorporation)                                      (I.R.S. Employer
                                                                           Identification Number)

                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                 ALAN M. GREEN
          GENERAL COUNSEL, CORPORATE TREASURY AND ASSISTANT SECRETARY
                              201 HIGH RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
                             ---------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE       AGGREGATE PRICE     AGGREGATE OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED          PER UNIT(1)          PRICE(1)(2)             FEE(3)
---------------------------------------------------------------------------------------------------------------------------------
Variable Denomination Floating Rate Demand
  Notes......................................    $4,000,000,000            100%            $4,000,000,000        $506,800.00
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee. This registration statement covers all investments in the Notes, with fees based on the total amount of the Notes outstanding not exceeding $4 billion at a particular time.

(2) Refers to the maximum principal amount of Variable Denomination Floating Rate Demand Notes issued under this Registration Statement that may be outstanding at any time.


(3) Pursuant to Rule 429 of the Securities Act of 1933, the amount of registration fees does not include $167,890 previously paid to the Commission relating to $569,119,430 aggregate principal amount of Variable Denomination Floating Rate Demand Notes previously registered pursuant to Registration Statements Nos. 333-59977 and 33-43420, which remained unissued as of March 17, 2005.

                             ---------------------
    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT WILL ALSO BE USED IN CONNECTION WITH THE ISSUANCE OF VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES REGISTERED PURSUANT TO REGISTRATION STATEMENTS NOS. 333-59977 AND 33-43420 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3 AND DECLARED EFFECTIVE ON AUGUST 10, 1998 AND DECEMBER 23, 1991, RESPECTIVELY. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-59977 AND POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 33-43420.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION


                             DATED MARCH 17, 2005.


PROSPECTUS

                      GENERAL ELECTRIC CAPITAL CORPORATION

                                $12,000,000,000
                         VARIABLE DENOMINATION FLOATING
                               RATE DEMAND NOTES

     The GE Interest Plus Notes ("the Notes") are designed to provide you with a convenient means of investing funds directly with General Electric Capital Corporation ("GE Capital"). The Notes will pay interest above the average rate of taxable U.S. money market funds. The Notes are not a money market fund, in which investors purchase an equity interest in a diversified fund consisting of investments in short term debt securities of many companies. The initial interest rate applicable to the Notes and all subsequent changes to the initial interest rate will be disclosed in pricing supplements filed with the SEC in accordance with Rule 424(b) under the Securities Act of 1933.

     An investment in the Notes involves risks. You should carefully consider the following risk factors, as well as the other information contained or incorporated by reference in this prospectus.

     - WE RESERVE THE RIGHT TO MODIFY, WITHDRAW, OR CANCEL THE OFFER MADE BY THIS PROSPECTUS AT ANY TIME.


     - THE NOTES ARE NOT EQUIVALENT TO A DEPOSIT OR OTHER BANK ACCOUNT AND ARE NOT SUBJECT TO THE PROTECTION OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER INSURANCE. THE NOTES ARE NOT A BROKERAGE ACCOUNT WITH GECC CAPITAL MARKETS GROUP, INC. OR ANY OTHER BROKER/DEALER AND ARE NOT PROTECTED BY THE SECURITIES INVESTOR PROTECTION CORPORATION UNDER THE SECURITIES INVESTORS PROTECTION ACT OF 1970.


     - THE NOTES ARE NOT A MONEY MARKET FUND, IN WHICH INVESTORS PURCHASE AN EQUITY INTEREST IN A DIVERSIFIED FUND CONSISTING OF INVESTMENTS IN SHORT TERM DEBT SECURITIES OF MANY COMPANIES, AND ARE NOT SUBJECT TO THE REQUIREMENTS OF THE INVESTMENT COMPANY ACT OF 1940 (INCLUDING DIVERSIFICATION OF INVESTMENTS) OR THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

     - ALL INVESTMENTS IN THE NOTES ARE SENIOR, UNSECURED OBLIGATIONS OF GE CAPITAL AND ARE NOT OBLIGATIONS OF OR GUARANTEED BY GENERAL ELECTRIC COMPANY, THE AGENT BANK OR ANY OTHER COMPANY. IT IS POSSIBLE TO LOSE MONEY IF GE CAPITAL IS UNABLE TO PAY ITS DEBTS.

     - THE WEEKLY INTEREST RATE ON INVESTMENTS IN THE NOTES MAY NOT PROVIDE A BASIS FOR COMPARISON WITH OTHER INVESTMENTS WHICH USE A DIFFERENT METHOD OF CALCULATING A VARIABLE YIELD OR WHICH PAY A FIXED YIELD FOR A STATED PERIOD OF TIME. THE ALL-IN RETURN MAY ALSO VARY BETWEEN THIS AND OTHER INVESTMENTS BASED ON THE FREQUENCY OF REINVESTMENT OF INTEREST EARNED. SEE "THE GE INTEREST PLUS NOTES -- INTEREST" BELOW FOR A DETAILED DESCRIPTION OF HOW INTEREST IS CALCULATED AND PAID.

     - THE NOTES ARE NOT LISTED ON ANY SECURITIES EXCHANGE AND THERE IS NO SECONDARY MARKET FOR THE NOTES.

     For information regarding the GE Interest Plus Notes, please call 1-800-433-4480 or access our website at www.geinterestplus.com.

     Please read this prospectus carefully and retain for future reference.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     The Notes are offered through GECC Capital Markets Group, Inc., as agent.



                    The date of this Prospectus is March   , 2005

                                    SUMMARY

Issuer.........................   General Electric Capital Corporation

Principal Executive Offices
  of GE Capital................   260 Long Ridge Road, Stamford, CT 06927
                                  (Telephone: (203) 357-4000)

Title..........................   Variable Denomination Floating Rate Demand
                                  Notes

Amount.........................   Up to $12,000,000,000 aggregate initial
                                  offering price.

Agent Bank.....................   Union Federal Bank of Indianapolis

Servicing Agent................   BISYS, Inc.


Investment Options.............   - Quick Invest -- see page 6
                                  - Auto Invest -- see page 6
                                  - Check Mailed to Agent Bank -- see page 7
                                  - Wire Transfer -- see page 7 and
                                  - Direct Investment of Your Payroll, Pension
                                    or Social Security Check -- see page 7
                                  - Payroll Deduction -- see page 7



Redemption Options.............   - By Check -- see page 8
                                  - Written Redemption -- see page 8
                                  - Wire Redemption -- see page 8



Status.........................   The Notes are unsecured and rank equally and
                                  ratably with all other unsecured and
                                  unsubordinated indebtedness of GE Capital. GE
                                  Capital has outstanding approximately $327,268 million in senior, unsecured debt obligations as of December 31, 2004, that rank equally with the Notes. GE Capital has not issued any secured debt or securities that have priority over the Notes.


Interest.......................   The Notes pay a floating rate of interest,
                                  which will always be above the average rate of taxable money market funds in the United
                                  States as published in Money Fund Report(TM).
                                  The Notes are not a money market fund, in which investors purchase an equity interest in a diversified fund consisting of investments in short term debt securities of many companies. Interest rates vary by an investor's principal amount of Notes or other factors as determined by the GE Interest Plus
                                  Committee. The initial interest
                                  rate applicable to the Notes and all
                                  subsequent changes to the initial interest rate will be disclosed in pricing supplements filed with the SEC.


Initial Investment
Incentives.....................   We may offer investment incentives to
                                  investors who make initial investments in the Notes and additional incentives to investors who make initial investments through payroll deductions. Whether these or other incentives will be available at any time will be determined by the GE Interest Plus Committee in its sole discretion. See page 6.


Principal......................   The principal amount of your Notes is equal to
                                  the total amount of your investments plus accrued and reinvested interest, less fees, if any, and your redemptions.

Fees...........................   Fees are assessed only for checks returned for
                                  insufficient funds, wire redemptions, stop payment requests, checks written for less than the $250 minimum, and for other unusual services.


Redemption at Option
  of GE Capital................   The Notes are redeemable by GE Capital at any
                                  time -- see page 11.


Form of Notes..................   The Notes are offered to persons whose
                                  registered addresses are in the United States by prospectus only. The Notes are in uncertificated form.


Taxation.......................   Interest earned on Notes is subject to
                                  taxation by the United States and may be subject to taxation by other U.S. or non-U.S.
                                  taxing jurisdictions. Backup withholding and information reporting may apply to certain persons -- see page 9.



Trustee........................   JPMorgan Chase Bank, N.A., under an Indenture
                                  dated as of January 25, 2001.

     You should rely only on the information provided in this prospectus or incorporated by reference. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

     References in this prospectus to "GE Capital", "we", "us" and "our" are to General Electric Capital Corporation. References to "Agent Bank" are to Union Federal Bank of Indianapolis.

                             WHERE YOU CAN GET MORE
                           INFORMATION ON GE CAPITAL

     The Notes are a debt instrument of GE Capital and only GE Capital's assets are available to pay the principal and interest payable on the Notes. GE Capital files annual, quarterly and current reports with the SEC. You can learn more information about GE Capital by reading these reports. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also accessible through the Internet at the SEC's website at http://www.sec.gov.


     The SEC allows us to "incorporate by reference" into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference the document listed below and any future filings and all filings after the date of the initial registration statement and prior to effectiveness of the registration statement we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all the securities that may be offered by this prospectus; provided, however, that we are not incorporating any information furnished to the SEC under either Item 2.02 or
Item 7.01 of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K:



          (i) GE Capital's Annual Report on Form 10-K for the year ended December 31, 2004.


     To obtain a copy of any or all of these filings at no cost, you may go to our website at: www.ge.com/en/company/investor/secreports.htm or by writing or telephoning us at: General Electric Capital Corporation, 260 Long Ridge Road, Stamford, CT 06927, Attention: Corporate Counsel. Telephone: (203) 357-4000.

                           THE GE INTEREST PLUS NOTES

INTEREST

     The Notes will have no stated maturity and will earn interest at floating rates, to be determined by the GE Interest Plus Committee. The rate of interest on the Notes will always be greater than the most recent seven-day average yield (non-compounded) for taxable money market funds in the United States as published in Money Fund Report(TM)*, a service of iMoneyNet, Inc. (formerly IBC Financial Data, Inc.). The Notes are not a money market fund, in which investors purchase an equity interest in a diversified fund consisting of investments in short term debt securities of many companies. Rates vary by an investor's principal amount of Notes or other factors as determined by the GE Interest Plus Committee. Interest on the Notes will accrue daily. The rate of interest paid for any period on the Notes is not an indication or representation of future rates. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment. If in any week the Money Fund Report(TM) is not available or publication of such seven-day average yield is suspended, the seven-day average yield at such time shall be an approximately equivalent rate determined by the GE Interest Plus Committee.

FEES

     There are no maintenance fees or charges for check redemptions, no sales loads, and no charges for investing or for ongoing management. There are fees for checks returned for insufficient funds, wire redemptions, stop payment requests, checks written for less than the $250 minimum requirement, and other unusual services, which will be directly debited from the aggregate principal amount of your Notes.

INVESTOR STATEMENTS

     You will receive regular statements (via mail or electronically) showing a summary of all of your transactions in the Notes, interest earned, the principal amount of Notes held by you at the open and close of the period, and other important information. Redemption checks on which payment has been made will not be returned to you, but the check number, date of payment and the amount of each check will be indicated on your statement. However, if you have established on-line access, you may view redemption check images on-line at the GE Interest Plus website.

---------------

     * Money Fund Report is a registered trademark of iMoneyNet, Inc. and is published weekly. Money Fund Report states that the yield information obtained from the money market funds is screened by the publisher, but no guarantee of the accuracy of the information contained therein is made by iMoneyNet, Inc.

INITIAL INVESTMENT INCENTIVES

     We may from time to time offer marketing incentives to certain investors making an initial investment in the Notes, depending on the amount of the initial investment and/or enrollment in an automatic investment option or certain payroll deduction programs. These incentives have in the past, and may in the future, include offers to issue to initial investors an additional principal amount of Notes. Whether these or other incentives will be available at any time will be determined by the GE Interest Plus Committee in its sole discretion and will be disclosed in pricing supplements filed with the SEC in accordance with Rule 424(b) under the Securities Act of 1933.

AGENT BANK AND SERVICING AGENT

     We have engaged Union Federal Bank of Indianapolis to process funds receipts and disbursements and related services. We refer to Union Federal Bank of Indianapolis as the "Agent Bank" in this prospectus. We have also engaged BISYS, Inc. to perform recordkeeping, investor servicing and other services in connection with the Notes. We refer to BISYS, Inc. as the "Servicing Agent." For these services, we pay the Agent Bank and the Servicing Agent an administrative fee.

HOW TO INVEST

     To invest in the Notes, complete an application and enclose a check for your initial investment (or, if applicable, a GE payroll deduction card). Currently, the minimum initial investment is $500, or $250 if you enroll in the "Auto Invest" service. If the principal amount of your Notes falls below these minimum investment levels, we reserve the right to redeem your Notes and return the proceeds to you, or deduct a monthly maintenance fee from the principal amount of your Notes.

     After your initial investment in the Notes, you may invest in additional Notes at any time, without charge, by any of the following methods:

     BY QUICK INVEST. If you indicated on your application that you wish to participate in the "Quick Invest" service, you may instruct the Servicing Agent by telephone at any time during regular business hours to withdraw any amount of funds (minimum $25) from your pre-designated bank account and invest the funds in additional Notes through ACH transfer. To set up "Quick Invest," you must have provided us with a voided blank check to verify your checking account. Your investment will be made and interest will begin to accrue on the same day your money is transferred. Investments made by ACH cannot be redeemed until the later of (1) three business days after the electronic transfer is first completed or
(2) when the electronic transfer clears.

     BY AUTO INVEST (automatic monthly investment from a bank account). You may withdraw a fixed amount from your checking account on a monthly basis through an electronic automated clearinghouse (ACH) transfer (minimum $25) and use the funds to invest in additional Notes. To set up "Auto Invest," you must provide us with a voided blank check to verify your checking account. Your investment will be made and interest will begin to accrue on the same day your money is transferred. Investments made by ACH cannot be redeemed until the later of (1) three business days after the electronic transfer is completed or (2) when the electronic transfer clears.

     BY CHECK MAILED TO AGENT BANK. Mail your investment to: GE Interest Plus, P.O. Box 6293, Indianapolis, Indiana 46206-6293. Your investment will be made and interest will begin to accrue on the first business day that the Agent Bank's processing unit receives your check provided that the check is received prior to 3:00 p.m. Eastern Time. Investments made by check cannot be redeemed until the later of (1) twelve business days after the check is first invested in the Notes or (2) when the check clears. Third party checks, foreign checks, credit card checks, cash and traveler's checks are not acceptable.

     BY WIRE TRANSFER. Wire funds to GE Interest Plus, Union Federal Bank, Indianapolis, IN, ABA No. 274070442. Include your name and account number in the wire instruction. Your investment will be made and you will begin earning interest on the same business day the wire is received provided that the funds have been received by 2:30 p.m. Eastern Time. Investments made by wire transfer can be redeemed one business day after the date of credit.

     BY DIRECT INVESTMENT OF YOUR PAYROLL, PENSION OR SOCIAL SECURITY
CHECK. You may instruct your employer or the Social Security Administration, as appropriate, to invest your entire payroll, pension or social security check directly in the Notes. Your investment will begin to accrue interest on the day it is transferred for investment in the Notes. Investments made in this manner can be redeemed one business day after the date of credit.

     BY PAYROLL DEDUCTION. General Electric Company, its subsidiaries, and certain other companies allow employees to have a fixed amount deducted from each paycheck (minimum $25) and invested in the Notes. (GE employees who invest in the Notes and elect payroll deduction do not need to make any initial investment). Your investment will begin to accrue interest on the business day it is transferred for investment in the Notes. Investments made by payroll deduction can be redeemed one business day after the date of credit.

     All investments must be made in U.S. dollars drawn on a U.S. bank. You may change or terminate your investments by payroll deduction or other automatic investment at any time.

     For purposes of investments in the Notes, a "business day" is a day on which both the Agent Bank and the Federal Reserve Bank of Chicago are fully open for business.

HOW TO REDEEM

     You may redeem any part of your Notes at any time as described below. Interest on redeemed investments will accrue to, but not including, the date of redemption. You may redeem all of your Notes only by use of the written redemption option described below. Checks will be mailed to you automatically shortly after you make an initial investment in the Notes.

     REDEMPTION BY CHECK. You may make redemption checks payable to anyone in the amount of $250 or more. If the amount of the redemption check is less than $250, the check will be honored, but a fee of $10 will be debited from the principal amount of your Notes by the Agent Bank. If the amount of the redemption check is greater than the principal amount of your Notes, the check will not be honored and we will deduct from the principal amount of your Notes a returned check fee, in an amount periodically determined by the GE Interest Plus Committee (currently $20). Generally, your redemption will be made on the day the Agent Bank's processing unit receives your redemption check for payment. Even if your Notes are held jointly with someone else, only one signature will be required on a redemption check unless you have otherwise specified. The check redemption feature does not create a deposit or a banking relationship with the Agent Bank, GE Capital or General Electric Company.

     WRITTEN REDEMPTION. You may redeem any part of your Notes (subject to a $250 minimum), or all of your Notes, by written request, including the signatures of all registered owners (including joint owners) of the Notes. A check, payable to the registered owners, for the requested amount (or in an amount equal to the principal amount of your Notes if you are redeeming all of your Notes) will be mailed to the registered noteholder's address.

     WIRE REDEMPTION. You can redeem any part of your Notes, subject to a $2,500 minimum, by wire transfer if you have pre-authorized the wire redemption option. Wire redemption proceeds can only be wired to the U.S. bank account you have designated on your application. To change this designation, a written request signed by all registered owners of the Notes, with all signatures guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program 2000 ("STAMP 2000"), for example, a brokerage firm, commercial bank or other financial institution, must be submitted to the Agent Bank. Funds will be wired on the same business day as the receipt of your wire redemption request, provided that your request is received by the Agent Bank by 12:00 noon Eastern Time. Wire redemption requests received after 12:00 noon Eastern Time on any business day will be processed on the next business day. If your designated bank is not a member of the Federal Reserve system, there may be a delay in wiring funds. Each wire transfer will incur a processing charge of $15 from the Agent Bank, and may also incur an additional charge from your bank or financial institution. The Agent Bank's records of the wire instructions are binding.

GE INTEREST PLUS COMMITTEE

     The GE Interest Plus Committee consists of officers of GE Capital designated by our Board of Directors. The Committee has the full power and authority to amend procedures and options for investing in and redeeming the Notes as described below under "Termination, Suspension, or Modification." The Committee may also interpret applicable provisions, adopt rules and regulations and make certain determinations regarding the Notes. The members of the Committee are our Vice

Chairman and Chief Financial Officer, our Senior Vice President, Corporate Treasury and Global Funding Operation and one of our Vice Presidents and Assistant Treasurers.

     Alternate members of the Committee may also serve from time to time. Members of the Committee receive no additional compensation for Committee services.

TERMINATION, SUSPENSION OR MODIFICATION

     We expect that you will be able to invest in the Notes indefinitely, but we reserve the right at any time to suspend or terminate the Notes offering entirely, or from time to time to modify the procedures for investing in or redeeming the Notes in part. We also reserve the right to modify, suspend or terminate particular investment options and redemption methods described above under "How To Invest" and "How To Redeem." Written notice of any material modification, suspension or termination will be provided to you at least fifteen calendar days prior to the effective date. See "Certain Terms Of The
Notes -- Modification Of The Indenture."

TAXES

     Investments in Notes are only open for accounts that are taxable for U.S. Federal income purposes.

     Interest accrued and reinvested in Notes is taxable in the year in which such interest is accrued and reinvested. The amount of any investment incentive you receive will be reported as interest income. No part of such interest is excludible from taxable income. Backup withholding and information reporting requirements may apply to certain non-corporate U.S. holders. The interest income also may be subject to taxation by some state and local governments. Holders of Notes that are individuals will receive a statement from the Servicing Agent each year that states the full amount reported to the Internal Revenue Service as taxable income.

     Withholding tax may apply to certain non-U.S. persons unless certain certifications or statements are provided to the Servicing Agent and certain other requirements are satisfied. Information reporting and backup withholding generally will not apply to payments made to non-U.S. persons provided the Issuer receives certain certifications or statements.

     The U.S. Federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                                   GE CAPITAL

     GE Capital was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. All of our outstanding common stock is owned by General Electric Capital Services, Inc., the common stock of which is in turn wholly owned, directly or indirectly, by General Electric Company ("GE Company"). Financing and services offered by us are diversified, a significant change from the original business of GE Capital, that is, financing distribution and sale of consumer and other GE Company products. GE Company manufactures few of the products financed by us.


     We operate in four key operating segments: GE Commercial Finance, GE Consumer Finance, GE Insurance and GE Equipment and Other Services. GE Capital's principal executive offices are located at 260 Long Ridge Road, Stamford, CT 06927, telephone number (203) 357-4000. At December 31, 2004, our employment totaled approximately 76,300.


         CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES OF GE CAPITAL


    YEAR ENDED DECEMBER 31,
--------------------------------
2000   2001   2002   2003   2004
----   ----   ----   ----   ----
1.52   1.72   1.65   1.83   1.87


     For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be added to the general funds of GE Capital and will be available for financing our operations.

                           CERTAIN TERMS OF THE NOTES


     The Notes are issued under an Amended and Restated Indenture dated as of January 25, 2001, between GE Capital and JPMorgan Chase Bank, N.A. The statements under this heading are subject to the detailed provisions of the Indenture, a copy of which is an exhibit to the Registration Statements filed with the SEC covering the offering of Notes. Wherever particular provisions of the Indenture or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made and the statements are qualified in their entirety by such reference.

GENERAL


     The Notes are issuable in any amount and will mature on demand by you. The Notes are unsecured and rank equally and ratably with all other unsecured and unsubordinated indebtedness of GE Capital. GE Capital has outstanding approximately $327,268 million in senior, unsecured debt obligations as of December 31, 2004, that rank equally with the Notes. GE Capital has not issued any secured debt or securities that have priority over the Notes. Neither the Indenture, nor any other instrument to which GE Capital is a party, limits the principal amount of the Notes or any other indebtedness of GE Capital that may be issued. The Notes will not be subject to any sinking fund. The Notes will be issued in uncertificated form and you will not receive any certificate or other instrument evidencing the Notes other than the confirmation of your initial investment and periodic statements sent to you. All funds invested in Notes, together with interest accrued thereon, and redemptions, if any, will be recorded on a register maintained by the Servicing Agent.


OPTIONAL REDEMPTION BY GE CAPITAL

     We may redeem, at any time at our option, all or any part of the Notes. Any partial redemption of Notes will be effected by lot, or pro rata, or by any other method that is deemed fair and appropriate by the trustee for the Notes, except that we may redeem all of the Notes not meeting guidelines established from time to time by the GE Interest Plus Committee. We will give at least 30 days prior written notice to you if we decide to redeem your Notes. The Notes (or portion thereof) being so redeemed, plus accrued and unpaid interest thereon to, but not including, the date of redemption, will be paid by check to the registered holder of the Notes, less any tax withholding, if applicable. Interest on the redeemed amount shall cease to accrue on and after the effective date of redemption.

MODIFICATION OF THE INDENTURE

     The Indenture permits us and the trustee for the Notes, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes at the time outstanding:

     - to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture, or

     - to modify in any manner the rights of the holders of Notes.

     However, the Indenture provides that, unless each holder agrees, we cannot:

     - change the character of the Notes from being payable upon demand,

     - reduce the principal amount of any Note, or

     - reduce the 66 2/3 percentage of the aggregate principal amount of Notes needed to make any addition or modification.

EVENTS OF DEFAULT

     An event of default with respect to the Notes is defined in the Indenture as being:

     - default for 20 days in payment of any principal or interest on any Note which is not due to administrative error. An administrative error shall not be considered an event of default unless such error shall have continued uncorrected for a period of 30 days after written notice to the Agent Bank and the trustee for the Notes (with a copy to GE Capital). The trustee for the Notes will be the sole judge of whether an administrative error has been corrected;

     - default for 60 days after written notice to GE Capital in the performance of any other covenant with respect to the Notes; or

     - certain events of bankruptcy, insolvency or reorganization.

     Each year, the Indenture requires us to file with the trustee for the Notes a written statement as to the presence or absence of certain defaults under the Indenture. The trustee for the Notes shall, within 90 days after the occurrence of a default in respect of the Notes, give to the holders thereof notice of all uncured and unwaived defaults known to it (the term default to mean the events specified above without grace periods). The trustee for the Notes shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Notes except in the case of default in the payment of principal or interest on any of the Notes. The Indenture provides that during the continuance of an event of default, either the trustee for the Notes or the holders of 25% in aggregate principal amount of the outstanding Notes may declare the principal of all such Notes to be due and payable immediately. However, under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such Notes then outstanding. The holders of a majority in principal amount of Notes then outstanding may also waive on behalf of all holders past defaults with respect to the Notes except, unless previously cured, a default in payment of principal of or interest on any of the Notes.

CONCERNING THE TRUSTEE

     The trustee for the Notes acts as trustee under several other indentures with GE Capital, pursuant to which a number of series of senior, unsecured notes of GE Capital are presently outstanding.

                              PLAN OF DISTRIBUTION


     The Notes are offered in the United States only, on a continuing basis through GE Capital Markets, Inc., a wholly owned subsidiary of GE Capital, acting as agent. No commissions will be paid to such agent for any sales of the Notes. We will pay the agent's expenses incurred in connection with the offering of the Notes. GE Capital Markets, Inc. may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). We have agreed to indemnify the agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with such indemnification. We also may from time to time designate other agents through whom Notes may be offered.


     The Notes are being offered only to persons whose registered addresses are in the United States. If at any time your registered address is outside of the United States, we may redeem all of your Notes. See "Certain Terms Of The
Notes -- Optional Redemption By GE Capital." We reserve the right to withdraw, cancel or modify the offer to sell Notes at any time. We have the sole right to accept offers to purchase Notes and may reject any proposed purchase of Notes in whole, or in part.

NASD REGULATIONS


     GECC Capital Markets Group, Inc. is an affiliate of GE Capital and participates as an agent in the distribution of the securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when a NASD member such as GECC Capital Markets Group, Inc. distributes an affiliated company's securities. As a result, we will conduct any offering in which GECC Capital Markets Group, Inc. acts as agent in compliance with the applicable requirements of Rule 2720.



     NASD rules require that the maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering. As previously noted, we will not pay GECC Capital Markets Group, Inc. any commissions relating to sales of the Notes, although we will pay expenses incurred in connection with such sales. All post-effective amendments relating to the offering of securities will be submitted to the NASD Corporate Financing Department at the same time they are filed with the SEC. The NASD Corporate Financing Department will be advised if any of our 5% or greater shareholders is or becomes an affiliate or associated person of an NASD member participating in the distribution of such securities. All NASD members participating in offerings of the securities understand the requirements that have to be met in connection with SEC Rule 415 and Notice to Members 88-101.

                                 LEGAL OPINION

     Alan M. Green, General Counsel, Corporate Treasury and Assistant Secretary of GE Capital will provide an opinion for us regarding the validity of the Notes. Mr. Green beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE Company's common stock.

                                    EXPERTS


     The consolidated financial statements and schedule of GECC as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated herein by reference from GECC's Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. WE ARE NOT MAKING AN OFFER OF THESE NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. THE INFORMATION IN THIS DOCUMENT IS CURRENT ONLY AS OF THE DATE OF THIS DOCUMENT, REGARDLESS OF THE TIME OF DELIVERY OF THIS DOCUMENT OR ANY SALE OF THE NOTES.

                             ---------------------

                               TABLE OF CONTENTS


                                      PAGE
                                      ----
Summary.............................    2

Where You Can Get More Information
  on GE Capital.....................    4

The GE Interest Plus Notes..........    5

GE Capital..........................   10

Consolidated Ratio of Earnings to
  Fixed Charges of GE Capital.......   10

Use of Proceeds.....................   10

Certain Terms of the Notes..........   10

Plan of Distribution................   13

Legal Opinion.......................   14

Experts.............................   14


                              GE INTEREST PLUS(*)

                                GENERAL ELECTRIC
                              CAPITAL CORPORATION

                                   [GE LOGO]

                                $12,000,000,000

                                    VARIABLE
                                  DENOMINATION
                                    FLOATING
                               RATE DEMAND NOTES
                           For information concerning
                                GE Interest Plus
                                   write to:

                                GE INTEREST PLUS
                                 P.O. BOX 6294
                        INDIANAPOLIS, INDIANA 46206-6294

                                 FOR RATES AND
                            OTHER INFORMATION CALL:
                                 1-800-433-4480

* trademark of General Electric Company

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered are:

Filing Fee for Registration Statement.......................   $506,800.00
NASD Filing Fee.............................................     30,500.00
Accounting Fees and Expenses................................     15,000.00*
Trustees' and Paying Agents' Fees and Expenses (including
  counsel fees).............................................     50,000.00*
Printing and Engraving Fees.................................     50,000.00*
Rating Agency Fees..........................................     50,000.00*
Miscellaneous...............................................      5,000.00*
                                                               -----------
Total.......................................................   $707,300.00*
                                                               ===========

---------------

* Estimated, and subject to future contingencies.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify any person against the expenses, (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of being or having been directors, officers, employees or agents of the corporation or serving or having served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal proceedings had no reasonable cause to believe such conduct was unlawful, except that if such action, suit or proceeding shall be by and in the right of the corporation no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against expenses (including attorney's fees), actually and reasonably incurred, any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

     The By-Laws of GE Capital provide that each person who at any time is or shall have been a director or officer of GE Capital or is legal representative of such director or officer, or is or shall have been serving at the request of GE Capital as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, who is or is threatened to be made a party or is otherwise involved in any action, suit or proceeding shall be held harmless to the fullest extent permitted by applicable law and shall be indemnified by GE Capital for expenses (including attorney's fees) such person incurred in their defense in such proceedings as permitted by applicable law. The By-Laws of GE Capital also permit the indemnification of any other person not an officer or director of GE Capital that may be indemnified under applicable law.

     GE Capital is or will be a party to one or more underwriting or placement agreements with respect to debt securities issued under this prospectus which include provisions regarding the indemnification of GE Capital and its officers and directors by one or more underwriters or dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The directors of GE Capital are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of GE Capital are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

ITEM 16.  EXHIBITS.


  EXHIBIT
   NUMBER                              DESCRIPTION
  -------                              -----------
      4(a)     First Amended and Restated Indenture dated as of January 25,
               2001 between GE Capital and JPMorgan Chase Bank, N.A., as
               successor trustee (incorporated by reference from Exhibit
               4(d) to GE Capital's Post-Effective Amendment No. 1 to
               Registration Statement on Form S-3 (File No. 333-59977).
      5*       Opinion and consent of Alan M. Green, General Counsel,
               Corporate Treasury and Assistant Secretary of GE Capital.
     12        Computation of ratio of earnings to fixed charges
               (incorporated by reference from Exhibit 12 to GE Capital's
               Annual Report on Form 10-K for the year ended December 31,
               2004, File No. 1-6461).
     23**      Consent of KPMG LLP. Consent of Alan M. Green is included in his opinion referred to in Exhibit 5 above.
     24*       Power of Attorney.
     25*       Form T-1 Statement of Eligibility under the Trust Indenture
               Act of 1939 of JPMorgan Chase Bank, N.A., in respect of the
               First Amended and Restated Indenture.


---------------

 * Previously filed.


** Filed electronically herewith.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 17th day of March, 2005.


                                          GENERAL ELECTRIC CAPITAL CORPORATION

                                          BY     /s/ KATHRYN A. CASSIDY
                                            ------------------------------------
                                                     Kathryn A. Cassidy
                                            (Senior Vice President -- Corporate
                                                Treasury and Global Funding
                                                         Operation)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

               *DENNIS D. DAMMERMAN                        Chairman and Director         March 17, 2005
 ------------------------------------------------
              (Dennis D. Dammerman)


                 *JAMES A. PARKE                      Vice Chairman, Chief Financial     March 17, 2005
 ------------------------------------------------     Officer and Director (Principal
                 (James A. Parke)                           Financial Officer)


              /s/ KATHRYN A. CASSIDY                            Senior Vice              March 17, 2005
 ------------------------------------------------     President -- Corporate Treasury
               (Kathryn A. Cassidy)                    and Global Funding Operation


                                                                 Director                March 17, 2005
 ------------------------------------------------
              (Charles E. Alexander)


                                                                 Director                March 17, 2005
 ------------------------------------------------
                (David L. Calhoun)


                                                                 Director                March 17, 2005
 ------------------------------------------------
                (James A. Colica)


                  *PAMELA DALEY                                  Director                March 17, 2005
 ------------------------------------------------
                  (Pamela Daley)


              *BRACKETT B. DENNISTON                             Director                March 17, 2005
 ------------------------------------------------
             (Brackett B. Denniston)


                *ARTHUR H. HARPER                                Director                March 17, 2005
 ------------------------------------------------
                (Arthur H. Harper)

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----


                                                                 Director                March 17, 2005
 ------------------------------------------------
               (Jeffrey R. Immelt)


                  *JOHN H. MYERS                                 Director                March 17, 2005
 ------------------------------------------------
                 (John H. Myers)


                                                                 Director                March 17, 2005
 ------------------------------------------------
                (Michael A. Neal)


                 *DAVID R. NISSEN                                Director                March 17, 2005
 ------------------------------------------------
                (David R. Nissen)


               *RONALD R. PRESSMAN                               Director                March 17, 2005
 ------------------------------------------------
               (Ronald R. Pressman)


                                                                 Director                March 17, 2005
 ------------------------------------------------
                (John M. Samuels)


                 *KEITH S. SHERIN                                Director                March 17, 2005
 ------------------------------------------------
                (Keith S. Sherin)


                                                                 Director                March 17, 2005
 ------------------------------------------------
                (Robert C. Wright)


                 *PHILIP D. AMEEN                      Vice President and Controller     March 17, 2005
 ------------------------------------------------     (Principal Accounting Officer)
                (Philip D. Ameen)


 By:              /s/ KATHRYN A. CASSIDY
        ------------------------------------------
                   (Kathryn A. Cassidy)


        * AS ATTORNEY-IN FACT FOR THE INDIVIDUALS
          NOTED ABOVE WITH AN ASTERISK
          REPRESENTING A MAJORITY OF THE BOARD OF
          DIRECTORS